Exhibit 99.1

ServiceTitan Announces Third Quarter Fiscal 2025 Financial Results

LOS ANGELES – January 13, 2025 – ServiceTitan (NASDAQ: TTAN), the software platform that powers the trades, today announced financial results for the fiscal third quarter ended October 31, 2024.

“Building a generational business that is the operating system for the trades is our life’s work,” said Ara Mahdessian, co-founder and CEO. “We recognize that the only thing more exciting than how far we have come, is just how far we have yet to go. Healthy fiscal third quarter business performance is further evidence that our strategy is working.”

“We are pleased to deliver fiscal third quarter financial performance ahead of the midpoint of our flash results,” said Vahe Kuzoyan, co-founder and President. “Our customers are expanding well and we are pleased with strong early adoption of our new Sales Pro and Contact Center Pro products.”

Third Quarter Fiscal 2025 Financial Highlights:

Revenue:

•
Total revenue increased 24% year-over-year to $199.3 million.
•
Platform revenue increased 26% year-over-year to $191.2 million.

Loss from Operations:

•
GAAP loss from operations was ($44.0) million for the third quarter of fiscal 2025, compared to ($36.1) million for the third quarter of fiscal 2024.
•
Non-GAAP income from operations was $1.6 million for the third quarter of fiscal 2025, compared to non-GAAP loss from operations of ($4.3) million for the third quarter of fiscal 20241.

Net Loss:

•
GAAP net loss was ($46.5) million for the third quarter of fiscal 2025, compared to ($39.7) million for the third quarter of fiscal 2024.
•
Non-GAAP net loss was ($1.1) million for the third quarter of fiscal 2025, compared to ($7.2) million for the third quarter of fiscal 20241.

Cash:

•
Cash and cash equivalents totaled $133.8 million as of October 31, 2024.
•
Net cash generated by operating activities was $15.5 million for the third quarter of fiscal 2025, compared to $0.4 million for the third quarter of fiscal 2024.
•
Non-GAAP free cash flow was $10.6 million for the third quarter of fiscal 2025, compared to ($6.2) million for the third quarter of fiscal 20241.

_________________________

1 This press release uses non-GAAP financial measures that adjust GAAP financial measures for the impact of various items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “GAAP to Non-GAAP Reconciliation” below for additional information.

Business and Operational Highlights:

•
Net dollar retention was greater than 110% for the third quarter of fiscal 2025.
•
Gross Transaction Volume (“GTV”) was $17.8 billion for the third quarter of fiscal 2025, up 20% year-over-year.

Fiscal Fourth Quarter and Fiscal Year 2025 Financial Outlook:

For the fourth quarter of fiscal 2025, the Company currently expects:

•
Total revenue in the range of $199.0 million to $201.0 million.
•
Non-GAAP income from operations in the range of $3.0 million to $4.0 million2.

For the full year fiscal 2025, the Company currently expects:

•
Total revenue in the range of $761.6 million to $763.6 million.
•
Non-GAAP income from operations in the range of $21.4 million to $22.4 million².

Conference Call Information:

The financial results and business highlights will be discussed on a conference call and webcast scheduled at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Monday, January 13, 2025. Online registration for this event conference call can be found here. The live webcast of the conference call can be accessed from ServiceTitan’s investor relations website at http://investors.servicetitan.com.

Following completion of the events, a webcast replay will also be available at http://investors.servicetitan.com for 12 months.

About ServiceTitan

ServiceTitan is the software platform that powers trades businesses. The Company’s cloud-based, end-to-end solution gives contractors the tools they need to run and grow their business, manage their back office, and provide a stellar customer experience. By bringing an integrated SaaS platform to an industry historically underserved by technology, ServiceTitan is equipping tradespeople with the technology they need to keep the world running.

_________________________

2 ServiceTitan is not able, at this time, to provide an outlook for GAAP income (loss) from operations or a reconciliation of expected non-GAAP income from operations to GAAP income (loss) from operations for the fourth quarter of fiscal 2025 or for the full fiscal year 2025 because of the difficulty of estimating certain items excluded from non-GAAP income from operations that cannot be reasonably calculated or predicted without unreasonable efforts. For example, charges related to stock-based compensation expense require additional inputs, such as the number and value of awards granted, that are not currently ascertainable.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern ServiceTitan’s expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding ServiceTitan’s financial outlook for total revenue and non-GAAP income from operations for the fourth quarter of fiscal year 2025 ending January 31, 2025 and the full fiscal year ending January 31, 2025. ServiceTitan’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” in our Prospectus dated December 11, 2024, filed with the SEC on December 12, 2024, and elsewhere in documents that ServiceTitan files with the SEC, including ServiceTitan’s Quarterly Report on Form 10-Q for the fiscal third quarter ended October 31, 2024, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to ServiceTitan as of the date hereof, and ServiceTitan undertakes no obligation to update any forward-looking statements, except as required by law.

Press Contact

Max Wertheimer

ServiceTitan, Inc.

press@servicetitan.com

Investor Contact

Jason Rechel

ServiceTitan, Inc.

investors@servicetitan.com

© 2025 ServiceTitan. All rights reserved. ServiceTitan, the ServiceTitan logo, and all ServiceTitan product and service names mentioned herein are registered trademarks or unregistered trademarks of ServiceTitan, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

ServiceTitan, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Platform	$191,190	$151,655	$539,412	$427,789
Professional services and other	8,085	8,429	23,185	24,788
Total revenue	199,275	160,084	562,597	452,577
Cost of revenue:
Platform	52,204	42,036	149,197	125,939
Professional services and other	17,126	15,280	50,649	50,220
Total cost of revenue	69,330	57,316	199,846	176,159
Gross profit	129,945	102,768	362,751	276,418
Operating expenses:
Sales and marketing	67,795	60,097	183,614	163,305
Research and development	65,935	49,094	186,997	149,114
General and administrative	40,263	29,723	122,226	98,772
Total operating expenses	173,993	138,914	492,837	411,191
Loss from operations	(44,048)	(36,146)	(130,086)	(134,773)
Other expense, net
Interest expense	(3,974)	(4,216)	(12,324)	(12,203)
Interest income	1,778	1,978	5,128	5,095
Other income (expense), net	185	(258)	395	1,091
Total other expense, net	(2,011)	(2,496)	(6,801)	(6,017)
Loss before income taxes	(46,059)	(38,642)	(136,887)	(140,790)
Provision for income taxes	401	1,030	1,264	2,943
Net loss	(46,460)	(39,672)	(138,151)	(143,733)
Accretion of non-convertible preferred stock	(14,652)	(11,772)	(41,608)	(33,390)
Net loss attributable to common stockholders	$(61,112)	$(51,444)	$(179,759)	$(177,123)
Net loss per share, basic and diluted	$(1.74)	$(1.53)	$(5.18)	$(5.36)
Weighted-average shares used in computing net loss per share, basic and diluted	35,094,547	33,588,617	34,690,079	33,043,071

Disaggregated Revenue
	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Subscription	$145,282	$114,311	$409,013	$322,086
Usage	45,908	37,344	130,399	105,703
Platform revenue	191,190	151,655	539,412	427,789
Professional services and other	8,085	8,429	23,185	24,788
Total revenue	$199,275	$160,084	$562,597	$452,577

ServiceTitan, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	As of
	October 31,	January 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$133,811	$146,710
Restricted cash	692	1,403
Accounts receivable, net of allowance of $5,929 and $3,762 as of October 31, 2024 and January 31, 2024, respectively	41,218	28,046
Deferred contract costs, current	10,721	9,451
Contract assets	43,964	39,329
Prepaid expenses	18,813	22,652
Other current assets	3,370	1,640
Total current assets	252,589	249,231
Restricted cash, noncurrent	583	750
Deferred contract costs, noncurrent	9,277	8,399
Property and equipment, net	60,124	97,170
Operating lease right-of-use assets	25,572	43,270
Internal-use software, net	35,842	29,300
Intangible assets, net	226,394	251,347
Goodwill	845,836	830,872
Other assets	11,927	7,327
Total assets	$1,468,144	$1,517,666
Liabilities, Non-Convertible Preferred Stock, Redeemable Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and other accrued expenses	$45,306	$45,293
Accrued personnel related expenses	64,737	55,321
Deferred revenue, current	16,022	11,160
Operating lease liabilities, current	11,710	11,005
Short-term debt	1,073	1,800
Other current liabilities	1,133	688
Total current liabilities	139,981	125,267
Operating lease liabilities, noncurrent	50,201	58,576
Long-term debt, net	174,169	174,578
Other noncurrent liabilities	9,531	7,684
Total liabilities	373,882	366,105
Commitments and contingencies
Non-Convertible Preferred Stock
Non-convertible preferred stock, par value $0.001, 250,000 authorized, issued and outstanding as of October 31, 2024 and January 31, 2024. Liquidation preference of $307,005 as of October 31, 2024	275,154	233,546
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock, par value $0.001, 42,465,855 shares authorized, issued and outstanding as of October 31, 2024 and January 31, 2024. Liquidation preference of $1,398,054 as of October 31, 2024	1,395,878	1,395,878
Stockholders' Deficit
Common stock, par value $0.001, 94,490,000 and 92,630,000 shares authorized as of October 31, 2024 and January 31, 2024, respectively. 35,397,085 shares and 34,185,388 shares issued and outstanding as of October 31, 2024 and January 31, 2024, respectively	35	34
Additional paid-in capital	427,982	388,739
Accumulated deficit	(1,004,787)	(866,636)
Total stockholders' deficit	(576,770)	(477,863)
Total liabilities, non-convertible preferred stock, redeemable convertible preferred stock and stockholders' deficit	$1,468,144	$1,517,666

ServiceTitan, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows provided by (used in) operating activities
Net loss	$(46,460)	$(39,672)	$(138,151)	$(143,733)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	20,229	19,986	59,836	57,997
Amortization of deferred contract costs	2,971	2,433	8,364	6,865
Noncash operating lease expense	1,539	1,955	4,946	5,884
Stock-based compensation expense	25,426	19,462	69,050	72,037
Loss on impairment and disposal of assets	8,312	431	38,586	604
Change in valuation of contingent consideration	—	—	(135)	(900)
Deferred income taxes	133	784	1,254	1,647
Amortization of debt issuance costs	87	39	214	93
Provision for credit losses	976	857	2,816	1,636
Changes in operating assets and liabilities, net of effect of business acquisition:
Accounts receivable	(2,480)	2,330	(13,563)	(6,346)
Prepaid expenses and other current assets	6,614	(164)	3,260	1,179
Deferred contract costs	(4,802)	(3,207)	(10,511)	(9,070)
Contract assets	(2,186)	(3,959)	(4,635)	(9,277)
Other assets	(875)	(564)	(532)	(686)
Accounts payable and other accrued expenses	(4,717)	(2,893)	(4,434)	(3,475)
Accrued personnel related expenses	12,505	2,534	9,119	(13,381)
Operating lease liabilities	(3,953)	(2,010)	(7,830)	(6,062)
Other liabilities	925	1,097	1,421	(1,567)
Deferred revenue	1,290	979	2,551	991
Net cash provided by (used in) operating activities	15,534	418	21,626	(45,564)
Cash flows used in investing activities
Capitalized internal-use software	(3,961)	(3,784)	(14,161)	(12,831)
Purchase of property and equipment	(1,002)	(2,786)	(2,803)	(23,401)
Deposits for property and equipment	—	(54)	—	(344)
Repayment of loan to employee	—	—	—	1,529
Acquisition of business, net of cash acquired	—	—	(1,184)	—
Net cash used in investing activities	(4,963)	(6,624)	(18,148)	(35,047)
Cash flows provided by (used in) financing activities
Payment of contingent consideration	—	(120)	(300)	(610)
Proceeds from exercise of stock options	1,093	1,323	4,307	8,044
Proceeds from issuance of preferred stock	—	—	—	34,000
Payment of preferred stock issuance costs	—	—	—	(409)
Payment of debt arrangements	(450)	(450)	(1,350)	(900)
Payment of deferred initial public offering costs	(106)	—	(949)	—
Shares repurchased for tax withholding for the settlement of restricted stock units	(5,398)	(9,506)	(18,963)	(11,992)
Net cash provided by (used in) financing activities	(4,861)	(8,753)	(17,255)	28,133
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,710	(14,959)	(13,777)	(52,478)
Cash, cash equivalents, and restricted cash
Beginning of period	129,376	167,124	148,863	204,643
End of period	$135,086	$152,165	$135,086	$152,165

Non-GAAP Financial Measures

In addition to our results prepared in accordance with GAAP, we believe non-GAAP gross profit and non-GAAP gross margin in total and for platform and professional services and other, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin, and non-GAAP net income (loss) are useful in evaluating our operating performance.

These measures, however, have certain limitations in that they reflect the exercise of judgment by our management about which expenses are excluded or included and do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, our financial results determined in accordance with GAAP. We caution investors that amounts presented in accordance with our definition of non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin and non-GAAP net income (loss) may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate these measures in the same manner.

For the reasons set forth below, we believe that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•
Stock-based compensation expense and related employer payroll taxes. We exclude stock-based compensation expense and related employer payroll taxes to allow investors to make more meaningful comparisons of our performance between periods and to facilitate a comparison of our performance to those of other peer companies. Stock-based compensation may vary between periods due to various factors unrelated to our core performance, including as a result of the assumptions used in the valuation methodologies, timing and amount of grants and other factors. We exclude employer payroll taxes because the amounts vary based on timing and settlement or vesting of awards unrelated to our core operating performance. Moreover, stock-based compensation expense is a non-cash expense that we exclude from our internal management reporting processes and when assessing our actual performance, budgeting, planning, and forecasting future periods.
•
Amortization of acquired intangible assets. We incur amortization expense for acquired intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of acquired intangible assets is a non-cash expense that is significantly affected by the timing and size of acquisitions, and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred, we exclude the amortization expense from our internal management reporting processes. We exclude these charges when assessing our actual performance and when budgeting, planning, and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well.
•
Restructuring charges. To better align our strategic priorities with our investments, we implemented workforce reductions in fiscal 2024 and fiscal 2025. In connection with these reductions, we incurred employee-related expenses including severance and other termination benefits. We excluded these charges when assessing our actual performance and when budgeting, planning and forecasting future periods.

•
Loss on operating lease assets. In fiscal 2024 and fiscal 2025, we incurred impairments on certain right-of-use assets and other long-lived assets. We believe that it is useful to exclude these charges when assessing the level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. In addition, we believe excluding such costs enhances the comparability between periods.
•
Acquisition-related items. We have incurred costs related to acquisitions, including legal, third-party valuation and due diligence, insurance costs, and one-time retention bonuses for employees of acquired companies. In addition, we periodically record the change to the fair value of contingent consideration related to past acquisitions. We exclude these items when assessing our actual performance and when budgeting, planning and forecasting future periods. We believe excluding these items allows investors to make meaningful comparisons between our core operating results and those of other peer companies.

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for investing activities for capitalized internal use software and less cash paid for purchases of, and deposits for, property and equipment. We believe that free cash flow is a meaningful indicator of our sources of liquidity and capital requirements that provides information to management and investors in evaluating the cash flow trends of our business. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Other companies may calculate free cash flow or similarly titled non-GAAP measures differently, which could reduce the usefulness of free cash flow as a tool for comparison. In addition, free cash flow does not reflect mandatory debt service and other non-discretionary expenditures that are required to be made under contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.

ServiceTitan, Inc.

GAAP to Non-GAAP Reconciliations

(unaudited)

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Platform		Professional Services and Other		Total
	Three Months Ended October 31,		Three Months Ended October 31,		Three Months Ended October 31,
	2024	2023	2024	2023	2024	2023
	(in thousands)
GAAP gross profit	$138,986	$109,619	$(9,041)	$(6,851)	$129,945	$102,768
Stock-based compensation expense and related employer payroll taxes	1,634	1,399	1,159	1,102	2,793	2,501
Amortization of acquired intangible assets	5,533	5,502	334	484	5,867	5,986
Restructuring charges	—	—	—	—	—	—
Loss on operating lease assets	1,189	—	563	—	1,752	—
Non-GAAP gross profit	$147,342	$116,520	$(6,985)	$(5,265)	$140,357	$111,255

	Platform		Professional Services and Other		Total
	Three Months Ended October 31,		Three Months Ended October 31,		Three Months Ended October 31,
	2024	2023	2024	2023	2024	2023
GAAP gross margin	73%	72%	(112)%	(81)%	65%	64%
Stock-based compensation expense and related employer payroll taxes	1%	1%	14%	13%	1%	2%
Amortization of acquired intangible assets	3%	4%	4%	6%	3%	4%
Restructuring charges	0%	0%	0%	0%	0%	0%
Loss on operating lease assets	1%	0%	7%	0%	1%	0%
Non-GAAP gross margin	77%	77%	(86)%	(62)%	70%	69%

	Platform		Professional Services and Other		Total
	Nine Months Ended October 31,		Nine Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023	2024	2023
	(in thousands)
GAAP gross profit	$390,215	$301,850	$(27,464)	$(25,432)	$362,751	$276,418
Stock-based compensation expense and related employer payroll taxes	4,161	4,361	3,165	3,436	7,326	7,797
Amortization of acquired intangible assets	16,369	16,506	1,452	1,452	17,821	17,958
Restructuring charges	386	1,160	129	1,969	515	3,129
Loss on operating lease assets	5,390	—	2,556	—	7,946	—
Non-GAAP gross profit	$416,521	$323,877	$(20,162)	$(18,575)	$396,359	$305,302

	Platform		Professional Services and Other		Total
	Nine Months Ended October 31,		Nine Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023	2024	2023
GAAP gross margin	72%	71%	(118)%	(103)%	64%	61%
Stock-based compensation expense and related employer payroll taxes	1%	1%	14%	14%	1%	2%
Amortization of acquired intangible assets	3%	4%	6%	6%	3%	4%
Restructuring charges	0%	0%	1%	8%	0%	1%
Loss on operating lease assets	1%	0%	11%	0%	1%	0%
Non-GAAP gross margin	77%	76%	(87)%	(75)%	70%	67%

Non-GAAP Sales and Marketing Expense

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)
GAAP sales and marketing expense	$67,795	$60,097	$183,614	$163,305
Stock-based compensation expense and related employer payroll taxes	(4,132)	(4,419)	(11,776)	(14,305)
Amortization of acquired intangible assets	(5,606)	(5,547)	(16,662)	(17,033)
Restructuring charges	—	—	(292)	(1,647)
Loss on operating lease assets	(1,467)	—	(6,900)	—
Non-GAAP sales and marketing expense	$56,590	$50,131	$147,984	$130,320

Non-GAAP Research and Development Expense

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)
GAAP research and development expense	$65,935	$49,094	$186,997	$149,114
Stock-based compensation expense and related employer payroll taxes	(10,451)	(7,621)	(28,060)	(25,023)
Acquisition-related items	—	—	(250)	—
Restructuring charges	—	—	(991)	(1,418)
Loss on operating lease assets	(1,468)	—	(6,711)	—
Non-GAAP research and development expense	$54,016	$41,473	$150,985	$122,673

Non-GAAP General and Administrative Expense

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)
GAAP general and administrative expense	$40,263	$29,723	$122,226	$98,772
Stock-based compensation expense and related employer payroll taxes	(8,408)	(5,789)	(23,600)	(26,713)
Acquisition-related items	(6)	10	(1,933)	893
Restructuring charges	—	—	(698)	(1,449)
Loss on operating lease assets	(3,660)	—	(16,958)	—
Non-GAAP general and administrative expense	$28,189	$23,944	$79,037	$71,503

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)
GAAP loss from operations	$(44,048)	$(36,146)	$(130,086)	$(134,773)
Stock-based compensation expense and related employer payroll taxes	25,784	20,330	70,762	73,838
Amortization of acquired intangible assets	11,473	11,533	34,483	34,991
Restructuring charges	—	—	2,496	7,643
Acquisition-related items	6	(10)	2,183	(893)
Loss on operating lease assets	8,347	—	38,515	—
Non-GAAP income (loss) from operations	$1,562	$(4,293)	$18,353	$(19,194)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
GAAP operating margin	(22)%	(23)%	(23)%	(30)%
Stock-based compensation expense and related employer payroll taxes	13%	13%	13%	16%
Amortization of acquired intangible assets	6%	7%	6%	8%
Restructuring charges	0%	0%	0%	2%
Acquisition-related items	0%	(0)%	0%	(0)%
Loss on operating lease assets	4%	0%	7%	0%
Non-GAAP operating margin	1%	(3)%	3%	(4)%

Non-GAAP Net Income (Loss)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)
GAAP net loss	$(46,460)	$(39,672)	$(138,151)	$(143,733)
Stock-based compensation expense and related employer payroll taxes	25,784	20,330	70,762	73,838
Amortization of acquired intangible assets	11,473	11,533	34,483	34,991
Restructuring charges	—	—	2,496	7,643
Acquisition-related items	6	(10)	2,183	(893)
Loss on operating lease assets	8,347	—	38,515	—
Income tax effects related to the above adjustments (1)	(298)	632	(1,207)	1,508
Non-GAAP net income (loss)	$(1,148)	$(7,187)	$9,081	$(26,646)

(1) This amount represents adjustments for the current and deferred income tax effects on non-GAAP net income (loss) for the impact of the non-GAAP adjustments above.

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in thousands)
Net cash provided by (used in) operating activities	$15,534	$418	$21,626	$(45,564)
Capitalized internal-use software	(3,961)	(3,784)	(14,161)	(12,831)
Purchase of property and equipment	(1,002)	(2,786)	(2,803)	(23,401)
Deposits for property and equipment	-	(54)	-	(344)
Non-GAAP free cash flow	$10,571	$(6,206)	$4,662	$(82,140)